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                                                                  EXHIBIT 10.49

                        THIRD AMENDMENT TO SECOND AMENDED
                          AND RESTATED CERTIFICATE AND
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF FTI LIMITED PARTNERSHIP

         This Third Amendment to the Second Amended and Restated Certificate and Agreement of Limited Partnership of FTI Limited Partnership (the "Third Amendment") dated as of January 23, 1997, is entered into by and between KTI Management of Maine, Inc., a Maine corporation ("KMM") and Maine Woodchips Associates, a Maine partnership ("Woodchips"), witnesseth that:

         Whereas, Woodchips wishes to sell its 25% interest as a limited partner in FTI Limited Partnership, a Maine limited partnership ("FTI");

         Whereas, KMM wishes to purchase such 25% interest as a limited partner in FTI;

         Now therefore, it is hereby agreed as follows:

         1. Woodchips hereby sells, assigns and transfers all of its right, title, interest and obligations in and to FTI to KMM. KMM hereby purchases all of Woodchips' right, title, interest and obligations in and to FTI from Woodchips.

         2.        Purchase Price:

                  (a) KMM shall deliver 10,000 shares of KTI, Inc. common stock and a warrant to purchase 2,000 shares of KTI, Inc. common stock at a price of $8.50 per share. The warrant will expire three years after the date of closing. The stock certificate evidencing such shares and the warrant shall bear customary restrictive legends indicating that such shares, the warrant and the shares underlying the warrant are unregistered.

                  (b) KTI, Inc. and Woodchips shall have executed and exchanged duplicate originals of a Registration Rights Agreement with each other. The Registration Rights Agreement shall be in the form of Exhibit I hereto.

         3.       Woodchips hereby represents and warrants to KMM that:

                  (a) it has all requisite power and authority to sell the 25% interest as a limited partner in FTI that it owns. This Third Amendment is, and when executed and delivered, will be, the legal, valid and binding obligation of Woodchips, enforceable in accordance with its terms.

                  (b) The execution and delivery of this Third Amendment by Woodchips and the consummation of the transactions contemplated hereby will not violate any statute or law or any judgment, decree, order, regulation or rule of any domestic or foreign court or governmental authority applicable to Woodchips.
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                  (c) No person has been authorized by Woodchips, or by anyone acting on its behalf, to act as a broker, finder or in any other similar capacity in connection with the transactions contemplated by this Third Amendment.

                  (d) Woodchips has no present intention to sell any of the shares of KTI common stock to be delivered upon execution of this Third Amendment. Woodchips further agrees that it will not sell the shares so received, except in compliance with the securities laws of the United States of America or any state thereof, or any exemption thereto.

                  (e) No representation or warranty made by Woodchips in this Third Amendment nor any statement, certificate or other document attached as an exhibit hereto, nor any other document delivered by Woodchips to KMM or any of its representatives in connection with this Third Amendment, is false or misleading in any material respect or contains any material misstatement of fact or omits to state any fact necessary to be stated make the statements made in any such representation or warranty false or misleading in any material respect.

         4.       KMM represents and warrants to Woodchips as follows:

                  (a) KMM is a corporation duly formed, validly existing and in good standing under the laws of the State of Maine and has all requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets as and in the places where such business is now conducted and where such properties and assets are now owned, leased or operated.

                  (b) KMM has all requisite power and authority to execute, deliver and perform its obligations under this Third Amendment. This Third Amendment is valid and binding upon KMM, enforceable in accordance with its terms.

                  (c) Neither the execution and delivery of this Amendment by KMM nor the consummation of the transactions contemplated hereby by KMM will violate any provisions of the Certificate of Incorporation of KMM, or be in conflict with, or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under, or result in the termination or invalidity of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which KMM is a party or by which KMM is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         5. Woodchips' assignment of its rights, title, interest and obligations as a limited partner in FTI is hereby approved and agreed to in all respects.

         6. All references to Woodchips in the Agreement, as amended, shall be deemed to refer to KMM.

         7. The limited partnership interest of Woodchips shall be deemed to have been converted to a general partnership interest in FTI upon execution and delivery of this Third Amendment.
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         In witness whereof, the parties have executed this Third Amendment to the Second Amended and Restated Certificate and Agreement of Limited Partnership of FTI Limited Partnership as of the day and date first written above.


KTI Management of Maine, Inc.                    Maine Woodchips Associates


------------------------------                   ------------------------------
Its Chairman and Chief                           Its Partner
Executive Officer


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County of Hudson       )
                       )ss.
State of New Jersey    )

         On the 27th day of January, 1997, before me, the undersigned Notary Public, personally appeared Nicholas Menonna, Jr., the Chairman of the Board of Directors and Chief Executive Officer of KTI Management of Maine, Inc.., known to me to be the person whose name is subscribed to the within instrument, who, being duly sworn, declared that the foregoing is true, that the execution hereof was his free act and deed and the free act and deed of the said corporation and that the execution hereof was made for the purposes herein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



-----------------------
Notary Public

My commission expires:
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                                    )
                                    )ss.
                                    )

         On the day of January 1997, before me, the undersigned Notary Public, personally appeared , a partner of Maine Woodchips Associates, known to me to be the person whose name is subscribed to the within instrument, who, being duly sworn, is declared that the foregoing is true, that the execution hereof was h__ free act and deed and the free act and deed of the said entity and that the execution hereof was made for the purposes herein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



-----------------------------
Notary Public

My commission expires: